Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

PRIVILEGED AND CONFIDENTIAL

September 20, 2006

CSX Corporation

$400,000,000 6.000% Notes Due 2036

Ladies and Gentlemen:

We have acted as counsel for CSX Corporation, a Virginia corporation (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule II to the Underwriting Agreement dated as of September 15, 2006 (the “Underwriting Agreement”), among Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Representatives of the Underwriters, from the Company of $400,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2036 (the “Notes”) to be issued pursuant to an indenture (the “Indenture”) dated as of August 1, 1990, between the Company and JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, as trustee, as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, and the Sixth Supplemental Indenture dated as of September 23, 2004.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Company, as amended; (b) the By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on December 8, 2004, and the Action of Authorized Pricing Officers of the Company dated as of September 15, 2006; (d) the Registration Statement on Form S-3ASR (Registration No. 333-132051) filed with the Securities and Exchange

Commission (the “Commission”) on February 27, 2006 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of $1,300,000,000 aggregate amount of various securities of the Company, to be issued from time to time by the Company; (e) the related Base Prospectus dated February 27, 2006 (together with the documents incorporated therein by reference, the “Base Prospectus”); (f) the Preliminary Prospectus dated September 15, 2006, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Preliminary Prospectus”); (g) the Final Prospectus dated September 15, 2006, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Base Prospectus, the “Prospectus”); (h) the documents and other information described in Annex A to this letter (together, the “Disclosure Package”), including the Term Sheet, dated September 15, 2006, filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act (the “Term Sheet”); (i) the Underwriting Agreement; and (j) the form of the Note. We have relied, with respect to certain factual matters, on the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, but without limitation, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.

Our identification of information as part of the Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Assuming that the Indenture has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and, assuming that the Notes have been duly authorized, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes conform in all material respects to the description thereof contained in the Final Prospectus and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Registration Statement initially became effective under the Securities Act on February 27, 2006; the Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b)(3), the Prospectus was filed with the Commission pursuant to Rule 424(b)(5), and the Term Sheet was filed with the Commission pursuant to Rule 433. Thereupon, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of Notes, upon the filing of the Prospectus with the Commission, the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

4. The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5. The statements made in the Preliminary Prospectus and the Final Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute summaries of the terms of the Notes and the Indenture, and under the caption “Certain Tax Considerations,” insofar as they purport to describe the material tax consequences of an investment in Notes, fairly summarize the matters therein described.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraphs 3 and 4.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the ownership or operation of a railroad to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of Virginia.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion dated September 20, 2006, of CSX Corporation, a copy of which has been delivered to you pursuant to paragraph 21 of Section 5 of the Underwriting Agreement, as to all matters of law covered therein relating to the laws of Virginia.

We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters or for any other purpose). It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

The several Underwriters listed in Schedule II to the

Underwriting Agreement dated as of September 15, 2006,

among CSX Corporation and Credit Suisse

Securities (USA) LLC and UBS Securities LLC, as

representatives of the several Underwriters

In care of

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

ANNEX A

Base Prospectus, dated February 27, 2006.

Preliminary Prospectus, filed pursuant to Rule 424(b)(3), dated September 15, 2006.

Term Sheet, filed pursuant to Rule 433 of the Securities Act, dated September 15, 2006.